Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the Annual Report of Kayne Anderson Energy Development Company (the “Company”) on Form 10-Q for the period ending February 28, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Kevin S. McCarthy, Chief Executive Officer of the Company, and Terry A. Hart, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Kevin S. McCarthy
Name: Kevin S. McCarthy
Chief Executive Officer
(Principal Executive Officer)

April 13, 2007

/s/ Terry A. Hart Name: Terry A. Hart
Chief Financial Officer
(Principal Financial Officer)
April 13, 2007
     A signed original of this written statement required by § 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.